Exhibit 99.1

NewLink Genetics Appoints Chad A. Johnson to Board of Directors
AMES, Iowa, March 21, 2018 -- NewLink Genetics Corporation (NASDAQ:NLNK) today announced the appointment of Chad A. Johnson, 39, to the Company's Board of Directors. In connection with this appointment, the Company's Board expanded from seven directors to eight.
"We welcome Mr. Johnson to our Board of Directors," said Charles J. Link, Jr, MD, Chairman and Chief Executive Officer. “His experience as a corporate officer, including governance, legal, and strategic business issues are important additions to NewLink Genetics.”
Mr. Johnson is currently Vice President, General Counsel for the Stine Seed Company, the world’s largest private seed company. In that role, Chad is responsible for managing all legal issues of concern to the company.
Prior to his position with Stine Seed Company, Chad was the Assistant Corporate Secretary and Senior Corporate Counsel for Renewable Energy Group, Inc., the largest supplier of advanced biofuels by volume in North America. In addition to his role as a corporate officer, Chad was a senior in-house attorney for the company where he helped advance the company’s strategic expansion into Europe and other merger and acquisition activities, managed the company’s intellectual property portfolio and managed the legal aspects of the company’s securities and public filings. Before joining Renewable Energy Group, Chad spent eight years in roles of increasing responsibility at DuPont Pioneer, a subsidiary of DuPont and a global leading seed and agriculture biotechnology company. In those roles, he provided legal guidance to a variety of businesses in connection with mergers and acquisitions, strategic collaborations with industry partners and compliance initiatives. Chad is admitted to practice law in the state of Iowa and before the United States Patent and Trademark Office.
Mr. Johnson graduated from Iowa State University with a Master of Science in Crop Production and Physiology and received his J.D. from Drake University Law School.
“It’s an exciting time to be joining NewLink Genetics," said Mr. Johnson. “I look forward to working with the Board and the management team as the company advances toward multiple data disclosures from its clinical programs in cancer indications.”
About NewLink Genetics Corporation
NewLink Genetics is a late-stage biopharmaceutical company focusing on discovering, developing and commercializing novel immuno-oncology product candidates to improve the lives of patients with cancer. NewLink Genetics' IDO pathway inhibitors are designed to harness multiple components of the immune system to combat cancer. For more information, please visit www.newlinkgenetics.com and follow us on Twitter @NLNKGenetics.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words "guidance," "upcoming," "will," "plan," "anticipate," "approximate," "expect," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics' financial guidance for 2018; results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to moving additional indications into clinical development; NewLink Genetics' future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans,

Exhibit 99.1

intentions and expectations disclosed in the forward-looking statements that NewLink makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this press release.
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Investor Contact:
Lisa Miller
Director of Investor Relations
NewLink Genetics
515-598-2555
lmiller@linkp.com

Media Contact:
Sharon Correia
VP, Integrated Communications
LaVoieHealthScience
617-374-8800, ext. 105
scorreia@lavoiehealthscience.com